EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 25, 2010, accompanying the consolidated financial statements incorporated by reference in the Annual Report of United Community Banks, Inc. on Form 10-K for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statement of United Community Banks, Inc. on Forms S-8 (File No. 33-80885, effective December 27, 1995; File No. 333-70471, effective January 12, 1999; File No. 333-86876, effective April 24, 2002; File No. 333-99849, effective September 19, 2002; File No. 333-120623, effective November 19, 2004; File No. 333-125017, effective May 17, 2005; File No. 333-130489, effective December 20, 2005; File No. 333-145027, effective August 1, 2007; File No. 333-145029, effective August 1, 2007; File No. 333-146820, effective October 19, 2007; and File No. 333-159989, effective June 15, 2009), and on Forms S-3 (File No. 333-116623, effective July 9, 2004, File No. 333-127477, effective August 12, 2005, File No. 333-155377, effective November 14, 2008; and File No. 333-159958, effective September 22, 2009).

                                              /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
February 25, 2010